                          FUJITSU INTERNATIONAL, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                                FUJITSU LIMITED

           HAS INCREASED THE PRICE OF ITS OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                               AMDAHL CORPORATION
                                       TO
                              $12.40 NET PER SHARE

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                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
         5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 12, 1997,
                         UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration is a supplement, dated August 22, 1997 (the "Supplement"), to the Offer to Purchase, dated August 5, 1997 (the "Offer to Purchase"), and the related revised (yellow) Letter of Transmittal (which, together with the Offer to Purchase and the Supplement, in each case as amended or supplemented from time to time, constitute the "Offer") relating to an offer by Fujitsu International, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Fujitsu Limited, a corporation organized and existing under the laws of Japan (the "Parent"), to purchase all outstanding shares of common stock, par value $.05 per share (the "Shares"), of Amdahl Corporation, a Delaware corporation (the "Company"), at a purchase price of $12.40 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

     We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is invited to the following:

     1. The tender price is $12.40 per Share, net to the seller in cash, without interest.

     2.  The Offer is being made for all outstanding Shares.

     3. The Board of Directors of the Company, acting through the members of the Board of Directors of the Company who are independent of the Parent and the Purchaser and who constitute a majority of the directors in office, has unanimously approved the Offer, as amended, the Merger (as defined in the Offer to Purchase) and the Merger Agreement (as defined in the Offer to Purchase) and unanimously determined that the Offer, the Merger and the Merger Agreement are fair to and in the best interests of the Company and the Company's stockholders (other than the Parent and its affiliates), and unanimously recommends that the Company's stockholders accept the Offer and tender their Shares to the Purchaser.

     4. The Offer and withdrawal rights will now expire at 5:00 p.m., New York City time, on Friday, September 12, 1997, unless the Offer is extended.

     5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, when added to those Shares held by the Parent as of the expiration of the Offer, represents at least 51% of the outstanding Shares, (ii) the expiration or termination of any applicable waiting periods under the Exon-Florio Act and (iii) receipt of any requisite approvals of the European Commission and the Bank of Japan. The Offer also is subject to the other terms and conditions described in the Offer to Purchase and the Supplement.

     6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Purchaser pursuant to the Offer.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the "Depositary") of (i) the certificates evidencing the tendered Shares (the "Share Certificates"), or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (ii) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (iii) any other documents required under the Letter of Transmittal.

     The Offer is made solely by the Offer to Purchase, the Supplement and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is being made to all holders of Shares (other than Purchaser and the Parent), provided that the Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Purchaser may, in its discretion, however, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Lehman Brothers Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK OF AMDAHL CORPORATION BY FUJITSU INTERNATIONAL, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 5, 1997, the enclosed Supplement dated August 22, 1997, and the revised (yellow) Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Fujitsu International, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Fujitsu Limited, a corporation organized and existing under the laws of Japan, to purchase all outstanding shares of common stock, par value $.05 per share (the "Shares"), of Amdahl Corporation, a Delaware corporation.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
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 Number of Shares to be Tendered:
 ------------------------------------- Shares*

 Account Number:
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 Dated:
 -------------------------------------, 1997
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                                   SIGN HERE

 Signature(s):
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 Please type or print name(s):
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 Please type or print address:
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 Area Code and Telephone Number:
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 Taxpayer Identification or Social Security Number:
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 * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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